EXHIBIT 10.9


CONTRACT FOR SERVICES FOR
EASYTRIVIA.COM, INC. TO END OF PHASE I



Date:      July 24, 2000
Target:    Full functional website for EasyTrivia.com Inc.
Timeline:  8 weeks


Brian Walker
Project Management

Duties and responsibilities:

- Create interest and a market for EasyTrivia.com, Inc. through his network of business contacts.
- Locate and sign advertisers for impression and click through advertisements to fill the various categories for players to qualify and during question verification. (e.g. automotive, music, gaming, etc.)
- Locate strategic partners (involves http://www.officepools.com) and license agreements (e.g http://www.kidzwerld.com, http://www.beenz.com, http://www.roomlinx.com and approximately 150 other games sites.)
- By the end of 8 weeks provide 60 banner ads, 30 impression ads (in discussion with http://www.doubleclick.net, http://www.valueclick.com, http://www.impressionz.com and http://www.emailthatpays.com.)
-    Establish critical path for Phases II and III.
- Establish and provide accounting, legal and internet law contacts. (Davis and Company, Brian Elliott.)

     Will provide service as described above for $13,500
     $4,500 payable as retainer (July 24, 2000)
     $4,500 payable in 4 weeks (working prototype to the satisfaction of EasyTrivia.com, Inc. to be completed by August 24, 2000)
     $4,500 payable in 8 weeks. (fully operational site to the satisfaction of EasyTrivia.com, Inc. September 24, 2000)


David Jenneson
Creative Management/Marketing

Duties and responsibilities:

- Project co/management (provide back up to Brian, work with Brian to establish timelines and schedules, keep project on schedule, report progress daily.)
- Creative management provide creative direction and implementation. Ensure the EasyTrivia.com, Inc. site gives users the right emotional experience.



                                                 EasyTrivia.com, Inc. Contract 1
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-    Write web site content.(finished  copywriting for website content including headlines, body copy, prompts, banner ads, etc. Ensure we are saying what we want to say in the best, most impactful way.)
- Work with designer (Christopher North) to create visual game elements and look and feel of the game. The visual game elements can be created and built with programs like Illustrator or Photoshop, then used and repeated throughout the site by the web designer to give it a consistent look and feel. This saves money as we are using only a few very well executed design elements, instead of paying a designer to work on the entire site.
- Work with designer (Christopher North) to create brand logo and positioning line for game (also letterhead, business cards, etc.)
- Create advertising character (i.e. virtual game host) to help in brand awareness and give game and personality.
- Create advertising (eg banner ads, print ads and branding) and marketing materials (eg brochures, etc. if needed).
-    Write and execute any email campaigns that may be appropriate for Phase I.

     Will provide service as described above for $13,500
     $4,500 payable as retainer (July 24, 2000)
     $4,500 payable in 4 weeks (working prototype including the above to the satisfaction of Easytrivia.com, Inc. to be completed by August 24, 2000) $4,500 payable in 8 weeks. (fully operational site to the satisfaction of EasyTrivia.com, Inc. September 24, 2000)


Alan Hovden
Webmaster/Web Designer

Step 1 - Analysis:

- Comprehensive analysis of project, game, administration and client interfaces before building can begin.
- Anticipate all the "states" of the game build and update a series of templates for team viewing on the web - allows a visual meeting place for ideas, critiques, will drive database and interface design for all facets of the site
-    When client has signed off on the analysis of the project, step 2 begins.


Step 2 - Graphic Design of pages and Interface Architecture:

- Work with Christopher North and David Jenneson to create the "look and feel" of the interface.
- Use the analysis of the project in step1 to develop all parameters of the client and administration interfaces.
- Work in Photoshop and Image Ready to prepare and compress images developed by the designer for use on the site, paying attention to issues of download time and compatibility with rules of the project.
-    Create any new images, buttons, details of interfaces necessary
- Design and implement the frameset structures necessary for the different states of the game and web site.



                                                 EasyTrivia.com, Inc. Contract 2

- Work with Michael Skolik as he builds the forms-based templates that interact with the database and java servlets - will tie the graphic design elements together with the raw templates and various pages and states of the frameset
- Test and fix bugs and issues involving marrying the HTML elements of the various pages with the forms-based templates.
-    Attention to various issues of browser compatibility and connection speeds.


Step 3 - Complete the Web Site

- Work on all additional elements of the client side of the game site that are not part of the "game zone" - rules of game, prize information, help pages, contact page, about us page etc.

- Work on additional elements of administration side of the site that are not part of the dynamically driven "control center".


Step 4 - Test and Critique - Fixes

- With all the team members and others that might be testing the site, "kick the tires" of the client and administration sides of the site.
-    Using feedback from this group, go back and fine tune the site/backend.
-    Sign off completed version of EasyTrivia.com, Inc.

     Will provide service as described above for $13,500
     $4,500 payable as retainer (July 24, 2000)
     $4,500 payable in 4 weeks (working prototype which will include splash page, home page, game page and all pages involved in game frameset, about us page, registration page, and any and all other pages necessary for a working prototype to the satisfaction of EasyTrivia.com, Inc. by August 24, 2000)
     $4,500 payable in 8 weeks Finished site (all of the above plus a simple administration page to the satisfaction of EasyTrivia.com, Inc. by September 24, 2000)


Michael Skolik
Database Designer

Step 1 - Database design

- The database design for the EasyTrivia.com, Inc..com Inc. system will be developed based on the specifications provided in the Business Plan from 03/30/2000 and further consultations with representatives from EasyTrivia.com, Inc.
- It will contain the logical view of the database, e.g. Tables and Field definitions, Relations, Constrains, Indexes, etc.
- The database design will be delivered as a Word document and is the foundation for Point 3 (Implementation). The initial design and any future changes will be documented first, before the physical implementation takes place.



                                                 EasyTrivia.com, Inc. Contract 3

- The documentation will be provided on a regular basis and whenever it is required.
-    An sample document is attached in Appendix A.

Step 2 - Game Logic

- The game logic overlaying the database, e.g. game algorithms, Field and range checks, dependency checks, event triggers etc. will be mostly implemented as Java Servlets.
- Java code is compiled and cannot be viewed, but runs unchanged on any Hardware and Operating System, which has a Java Virtual Machine implementation. In some cases it might be necessary to implement the business logic in the database itself. The techniques used here are triggers and stored procedures.
- In both cases (Java Servlets and DB triggers/procedures) the source code will be provided on a regular basis and whenever it is required.

Step 3 - Database Implementation

The implementation consists of 2 parts:

-    The physical database layout
- Scripts using DDL (Data Definition Language) to create the Database The DDL scripts will be delivered as source code and the physical layout as a diagram.

Step 4 - Database - Web Connectivity

- Java Servlet Technology will be used to provide a solid and fast link between the Database Backend and the Web-Front-end.
- The source code will be provided on a regular basis and whenever it is required.

Step 5 - Testing

- SIGMA Inc. will provide Web- and Database Hosting for the Implementation and Test phase up to a maximum of 3 month. Necessary changes in the database and the business logic will be implemented and documented.
- Performance tests and system monitoring will be implemented to gather statistical information about the system load. The results will be used to scale the size of the production system. Beta test will be performed by Aubery and Company who will provide comprehensive testing at different speeds and on different browsers. All results of testing will be provided in written form.

Step 6 - Production System Design

- Based on the database layout, the projected volume, and performance tests during the test phase and the required security level an Implementation Plan will be developed. It contains a hardware/network diagram, an installation plan, a backup strategy, a disaster recovery plan and an upgrade/expansion plan.



                                                 EasyTrivia.com, Inc. Contract 4

Step 7 - Production System Implementation

- Installation of the production system as a turnkey system based on the specifications laid out in Point 6.

Options:

- Web- and Database hosting for the production system. SIGMA will provide 3 months of database hosting at no cost.
- System administration for the production system. Budget to be provided on completion of prototype (24 August 2000)
- Modifications and extensions for the production system. Budget to provided on completion of prototype (24 August 2000)


Price and Timeline
Points 1-5      400 Hrs.
Point  6        separate proposal - tbd.
Point  7-8      depended on Point 6.

SIGMA Inc. charges an hourly rate of $80.
Implementation time is approx. 2 Months.

       Will provide service as described above for $28,800
       $9,600 payable as retainer (July 24, 2000)
       $9,600 payable in 4 weeks (working prototype including the above to the satisfaction of EasyTrivia.com, Inc. to be completed by August 24, 2000) $9,600 payable in 8 weeks (operational site to the satisfaction of EasyTrivia.com, Inc. by September 24, 2000)

Sigma Internet Solutions Inc.
Michael Skolik  President

Does not include hardware estimates A complete assessment of servers and hardware will be presented upon completion of prototype 20 August 2000 Does not include design estimates We will hire a skilled designer to create a few design elements i.e. logo, backdrop, advertising character host, buttons, and then have the web designer assemble them and repeat them throughout the site. That way we have the designer create only a few elements which we can use over and over. We get the best in design then use the design elements to their fullest extent. It is a good way to save money. (approx. $5000 or less)

       Total cost of project to end of Phase I
       $69,300 (GST included)
       $23,100 payable as retainer (July 24, 2000)
       $23,100 payable in 4 weeks (working prototype including the above to the satisfaction of EasyTrivia.com, Inc. to be completed by August 24, 2000. If prototype is not satisfactory to EasyTrivia.com, EasyTrivia.com, Inc. has option to rescind contract.)



                                                 EasyTrivia.com, Inc. Contract 5

       $23,100 payable in 8 weeks (operational site to the satisfaction of all parties September 24, 2000. If prototype is not satisfactory to EasyTrivia.com, Inc., EasyTrivia.com, Inc. has option to rescind contract.)
       (Note: all concerns in regards to completion of site must be satisfied. A 10% holdback will be in effect)

       Note:  cheques to be issued to Niche Enterprises
       Contact Information
       Brian Walker                                       (604) 929-3285
       David Jenneson                                     (604) 985-4007
       Alan Hovden                                        (604) 986-1308
       Sigma Internet Solutions (Michael Skolik)          (250) 744-9980




Per EasyTrivia.com, Inc.


----------------------------- (Date) ----------------
Brad W. Rudover


Per Easytrivia.com, Inc.


----------------------------- (Date) ----------------
Brent J. Snejdar


Per Service Providers


----------------------------- (Date) ----------------
Brian Walker












                                                 EasyTrivia.com, Inc. Contract 6

Appendix A

C:\WWW\MDB\system.mdb Tuesday, August 10, 1999
Table: Site      Page: 1
         Properties
         Date Created:     6/11/99 1:58:34 PM        Def. Updatable:   True
         Last Updated:     7/15/99 12:45:16 AM       OrderByOn:        False
         RecordCount:      5
         Columns
         Name     Type     Size
         ID       Number (Long)     4
         Site     Text     50
         FTP      Number (Integer)  2
         Relationships
         SiteUser
         Site     User
         ID       1        o_       Site
         Attributes:       Enforced, Cascade Updates, Cascade Deletes
         Attributes:       One-To-Many
         Table Indexes
         Name     Number of Fields
         ID       1
         Fields:  ID, Ascending
         PrimaryKey        1
         Fields:  ID, Ascending
         SiteSite 1
         Fields:  Site, Ascending

C:\WWW\MDB\system.mdb  Tuesday, August 10, 1999
Table: Test       Page: 2
         Properties
         Date Created:     6/22/99 9:01:19 PM        Def. Updatable:   True
         Last Updated:     6/24/99 11:37:35 PM       OrderByOn:        False
         RecordCount:      6
         Columns
         Name     Type     Size
         ID       Number (Long)     4
         Name     Text     50
         Email    Text     50
         Comment  Text     100
         Table Indexes
         Name     Number of Fields
         ID       1
         Fields:  ID, Ascending
         PrimaryKey        1
         Fields:  ID, Ascending




                                                 EasyTrivia.com, Inc. Contract 7

C:\WWW\MDB\system.mdb      Tuesday, August 10, 1999
Table: User       Page: 3
         Properties
         Date Created:     6/11/99 11:26:40 AM       Def. Updatable:   True
         Last Updated:     7/15/99 12:45:16 AM       OrderByOn:        False
         RecordCount:      2
         Columns
         Name     Type     Size
         ID       Number (Long)     4
         User     Text     20
         Password Text     50
         Site     Number (Long)     4
         Key      Text     20
         Group    Text     8
         Name     Text     50
         Address  Text     100
         Phone    Text     24
         Fax      Text     24
         E-Mail   Text     50
         F-Date   Number (Long)     4
         L-Date   Number (Long)     4
         Level    Number (Integer)  2
         Notes    Memo     -
         Relationships
         SiteUser
         Site     User
         ID       1        o_       Site
         Attributes:       Enforced, Cascade Updates, Cascade Deletes
         Attributes:       One-To-Many
         Table Indexes
         Name     Number of Fields
         ID       1
         Fields:  ID, Ascending
         Key      1
         Fields:  Key, Ascending
         SiteUser 1
         Fields:  Site, Ascending


SIGMA
Internet Solutions Inc..
PO Box 48075
Victoria, BC, V8Z 7H6
Phone    (250) 744-9980
Fax      (250) 386-3403
Michael.Skolik@sigma-group.net



                                                 EasyTrivia.com, Inc. Contract 8